EXHIBIT 23.1



                       ACCOUNTANTS' CONSENT



The Board of Directors
Comtex Scientific Corporation:

     We consent to the incorporation by reference in this registration statement on Form S-8 (File No. _______) of Comtex
Scientific Corporation of our report dated September 21, 1995, on our audit of the financial statements of operations, stockholder's deficit, and cash flows of Comtex Scientific
Corporation for the year ended June 30, 1995, which report appears in the June 30, 1997 annual report on Form 10-K of Comtex
Scientific Corporation, incorporated by reference herein.



                         /S/ COOPERS & LYBRAND L.L.P.
                         Coopers & Lybrand L.L.P.

Washington, D.C.
December 11, 1997